INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT made as of this 6th day of June, 2002 between VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware, and having its principal place of business in New York, New York (the "Investment Manager"), and VAN ECK FUNDS II, INC., a Maryland Corporation (the "Fund") and its series Mid-Cap Value Fund series having its principal place of business in New York, New York (the "Fund").

     WHEREAS, the Fund is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Investment Manager is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Fund is authorized to issue shares of capital stock in separate series, each representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund intends to offer shares ("Shares") in one of those series, Mid-Cap Value Fund (the "Fund"), and invest the proceeds in securities, the Fund desires to retain the Investment Manager to render investment Management services hereunder and with respect to which the Investment Manager is willing so to do;

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

APPOINTMENT OF INVESTMENT MANAGER
---------------------------------

     The Fund hereby appoints the Investment Manager to act as Investment Manager to the Fund for the period and on the terms herein set forth. The Investment Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

DUTIES OF INVESTMENT MANAGER
----------------------------

     The Investment Manager, at its own expense, shall be responsible for furnishing the following services and facilities to the Fund:

Investment Program
------------------

     The Investment Manager will (i) furnish continuously an investment program for the Fund (ii) determine (subject to the overall supervision and review of the Board of Directors of the Fund) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Investment Manager also will manage, supervise and conduct such other affairs and business of the Fund and matters incidental thereto, as the

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Investment Manager and the Fund agree, subject always to the control of the
Board of Directors of the Fund and to the provisions of the Articles of Incorporation of the Fund, the Fund's By-Laws and the 1940 Act.

Office Space and Facilities
---------------------------

     The Investment Manager will arrange to furnish the Fund office space in the offices of the Investment Manager, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service required for managing the investments of the Fund.

Personnel
---------

     The Investment Manager shall provide executive and clerical personnel for managing the investments of the Fund, and shall compensate officers and Directors of the Fund if such persons are also employees of the Investment Manager or its affiliates, except as otherwise provided herein.

Portfolio Transactions
----------------------

     The Investment Manager shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Investment Manager, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Investment Manager will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Manager shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Investment Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or the other accounts over which the Investment Manager or an affiliate of the Investment Manager exercises investment discretion. The Investment Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Investment Manager or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Investment Manager or its affiliates provided that the Investment Manager does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Investment Manager deems equitable among the accounts involved.

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Right to Receive Advice
-----------------------

ADVICE OF FUND If the Investment Manager shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice.

ADVICE OF COUNSEL If the Investment Manager or the Fund shall be in doubt as to any question of law involved in any action to be taken or omitted by the Investment Manager, it may request advice at the Fund's cost from counsel of its own choosing (which may be counsel for the Investment Manager or the Fund, at the option of the Investment Manager).

PROTECTION OF THE INVESTMENT MANAGER The Investment Manager shall be protected in any action or inaction which it takes in reliance on any directions or advice received pursuant to subsections (i) or (ii) of this paragraph which the Investment Manager, after receipt of any such directions or advice in, good faith believes to be consistent with such directions or advice as the case may be. However, nothing in this paragraph shall be construed as imposing upon the Investment Manager any obligation (i) to seek such directions or advice or (ii) to act in accordance with such directions or advice when received. Nothing in this subsection shall excuse the Investment Manager when an action or omission on the part of the Investment Manager constitutes willful misfeasance, bad faith, negligence or reckless disregard by the Investment Manager of its duties under this Agreement.

EXPENSES OF FUND
----------------

     The Investment Manager shall not bear the responsibility for or expenses associated with operational, accounting or administrative services on behalf of the Fund not expressly assumed by the Investment Manager hereunder. The expenses to be borne by the Fund include, without limitation:

charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Fund for the safekeeping of the Fund's cash, portfolio securities and other property;

general operational, administrative and accounting costs, such as the costs of calculating the Fund's net asset value, the preparation of the Fund's tax filings with relevant authorities and of compliance with any and all regulatory authorities;

charges and expenses of auditors and outside accountants;

brokerage commissions for transactions in the portfolio securities of the Fund;

all taxes, including issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other U.S. or foreign governmental agencies;

the cost of stock certificates representing shares of the Fund;

expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, if applicable;

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

all expenses of shareholders' and Directors' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other required communications to shareholders;

all expenses of preparing and setting in type offering documents, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing offering documents and literature used for any promotional purposes);

compensation and travel expenses of Directors who are not "interested persons" of the Investment Manager within the meaning of the 1940 Act;

the expense of furnishing, or causing to be furnished, to each shareholder statements of account;

charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's corporate and financial structure, day to day legal affairs of the Fund and relations with its shareholders, issuance of Fund shares, and registration and qualification of securities under Federal, state and other laws, the expenses of attendance at professional and other meetings of organizations such as the Investment Company Institute and other trade groups by officers and Directors of the Fund, and the membership or association dues of such organizations;

the cost and expense of maintaining the books and records of the Fund;

the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

interest payable on Fund borrowing;

postage; and

any other costs and expenses incurred by the Investment Manager for Fund operations and activities, including but not limited to the organizational costs of the Fund if initially paid by the Investment Manager.

COMPENSATION
------------

     For the services and facilities to be provided to the Fund by the Investment Manager as provided in Paragraph 2 hereof, the Fund shall pay the Investment Manager a fee at the annual rate set forth in Exhibit A ("Annual Fee"). The Fund shall pay such amounts monthly, based on the Fund's average daily net assets, as reflected in the books and records of the Fund in accordance with procedures established from time to time by or under the direction of the Board of Directors of the Fund.

SUB-INVESTMENT ADVISORS
-----------------------

APPOINTMENT OF SUB-INVESTMENT ADVISERS - Subject to the terms of the Agreement, the Articles of Incorporation and the 1940 Act, the Investment Manager at its expense, may select and contract with investment advisors ("Sub-Investment

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Advisors") to provide all or a portion of the investment management services to be furnished by the Investment Manager hereunder. Any contract with a Sub-Advisor shall be subject to the written approval of the Fund.

RESPONSIBILITY OF THE ADVISOR - So long as the Sub-Investment Advisor serves as Investment Advisor to all or a portion of the Fund's assets, the obligation of the Investment Manager under this Agreement shall be, subject in any event to the control of the Board of Directors of the Fund to determine and review with the Sub-Investment Advisor investment policies of the Fund with respect to the assets managed by the Sub-Investment Advisor and the Sub-Investment Advisor shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable policies and restrictions and of placing all orders for the purchase and sale of portfolio securities for the fund with respect to such assets. The Investment Manager shall compensate any Sub-Investment Manager to the Fund for its services to the Fund.

TERMINATION OF SUB-INVESTMENT ADVISORY AGREEMENT - The Fund or the Investment Manager may terminate the services of the Sub-Investment Advisor at any time in its sole discretion and at such time the Investment Manager shall assume the responsibilities of the Sub-Investment Advisor unless or until a successor Sub-Investment Advisor is selected.

FUND TRANSACTIONS
-----------------

     The Investment Manager agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Fund; provided, however, that such prohibition shall not prevent the purchase of shares of the Fund by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Fund.

RELATIONS WITH FUND
-------------------

     Subject to and in accordance with the Articles of Incorporation and By-Laws of the Fund and the Articles of Incorporation and By-Laws of the Investment Manager, respectively, it is understood (i) that Directors, officers, agents and shareholders of the Fund are or may be interested in the Investment Manager (or any successor thereof) as directors, officers or otherwise; (ii) that Directors, officers, agents and shareholders of the Investment Manager are or may be interested in the Fund as Directors, officers, shareholders or otherwise; and
(iii) that the Investment Manager (or any such successor) is or may be interested in the Fund as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Articles of Incorporation and By-Laws.

LIABILITY OF INVESTMENT MANAGER AND OFFICERS AND DIRECTORS OF FUND
------------------------------------------------------------------

     Neither the Investment Manager nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or law, or for any loss suffered by the Fund or its shareholders in connection with the matters to which this Agreement relates, except that no

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provision of this Agreement shall be deemed to protect the Investment Manager or such persons against any liability to the Fund or its shareholders to which the Investment Manager might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

DURATION AND TERMINATION OF AGREEMENT
-------------------------------------

Duration
--------

     This Agreement shall become effective on the date hereof for the Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until April 30, 2004 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Directors of the Fund or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund, and (ii) in either event by the vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

Termination
-----------

     This Agreement may be terminated at any time, without payment of any penalty, by vote of the Directors of the Fund or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund, or by the Investment Manager, on sixty (60) days written notice to the other party.

Automatic Termination
---------------------

     This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

Name
----

     It is understood that the name "Van Eck" or any derivative thereof or logo associated with that name is the valuable property of the Investment Manager and its affiliates, and that the Company and Sub-Adviser have the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Investment Manager is Adviser to the Fund. Upon termination of the Investment Advisory and Management Agreement between the Company and the Investment Manager, the Company and the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

PRIOR AGREEMENT SUPERSEDED
--------------------------

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

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SERVICES NOT EXCLUSIVE
----------------------

     The services of the Investment Manager to the Fund hereunder are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others and to engage in other activities.

MISCELLANEOUS
-------------

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

[SEAL]                              VAN ECK FUNDS II, INC.

                                    By:  /s/ Thomas Elwood
                                       ------------------------------------
                                             Vice President



[SEAL]                              VAN ECK ASSOCIATES
                                    CORPORATION

                                    By:  /s/ Thomas Elwood
                                       ------------------------------------
                                             Vice President

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Schedule A

Mid Cap Value Fund            0.75% of average daily net assets

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